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                                                                   EXHIBIT 10.21

                                                     NOTICE TO BORROWER:
                                                     THIS DOCUMENT CONTAINS
                                                     PROVISIONS WHICH REQUIRE A
                                                     BALLOON PAYMENT AT MATURITY


                                 PROMISSORY NOTE

$677,620.80                                                       August 1, 2000

        FOR VALUE RECEIVED, the undersigned ("Borrower"), hereby promises to pay in United States legal tender to the order of the Knowledge Kids Enterprises, Inc., a Delaware corporation ("Lender"), at Lender's principal place of business, or such other place as Lender may from time to time designate by written notice to Borrower, the principal sum of Six Hundred Seventy-Seven Thousand Six Hundred Twenty Dollars and Eighty Cents ($677,620.80) together with interest as specified below in accordance with the following provisions:

        1. Interest. The principal sum hereof outstanding from time to time shall bear interest from the date hereof at an annual rate of 6.62% per annum, compounded annually.

        2. Payment of Principal and Interest. The principal sum hereof, together with all unpaid interest then accrued thereon shall become due and payable in full on the earlier to occur of: (i) December 31, 2006 or (ii) the tenth day following the expiration of the "lock-up" period applicable to the Class A Common Stock of Lender pledged to Lender by Borrower pursuant to the Stock Pledge referenced in paragraph 3 below (the "Option Shares"), if any, pursuant to the terms of an underwriters agreement as referenced in Section 14 of that certain Amended And Restated Stock Option Agreement dated January 1, 2000 between Borrower as Optionee and Lender as the Company (the "Stock Option Agreement"), following an "Initial Public Offering," as defined in Lender's Stock Option Plan, and if there shall be no applicable lock-up period, then the tenth day following the "Initial Public Offering" if such Option Shares are tradeable pursuant to applicable securities laws, and if such Option Shares are not then tradeable pursuant to applicable securities law, then the tenth day following the date they become so tradeable. All payments hereunder shall be applied first to any then unpaid, but accrued, interest and then to principal.

        3. Security. Borrower's obligations hereunder are secured pursuant to that certain Stock Pledge of even date herewith in which Borrower pledged 235,285 shares of the Class A Common Stock of Lender to Lender as security for the repayment of this Note.

        4. Recourse. Borrowers obligation to pay the principal and interest on this Note shall be on a full recourse basis to the Borrower. Borrower shall be directly personally liable for all amounts owing hereunder notwithstanding the fact that this Note is secured by the pledge of stock pursuant to the Stock Pledge. Without limiting the generality of the foregoing, Borrower shall be liable for any deficiency if Lender does not recover payment in full from the pledged shares.

        5. Right of Offset. Notwithstanding that this Note may not otherwise be due and payable, if Lender elects to exercise its repurchase right pursuant to
Section 5 of the Option


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Agreement, Lender may offset against the consideration due to Borrower pursuant to such repurchase right any and all amounts owed by Borrower to Lender pursuant to this Note.

        6. Events of Default. Any one or more of the following acts, events, or omissions by Borrower shall be deemed an event of default under this Note:

               (a) Borrower fails to make any payment of principal and/or interest on this Note on the date that said payment is due.

               (b) Borrower is in violation of or fails to comply with any of the terms or provisions of this Note or the Stock Pledge.

               (c) Borrower is insolvent by being unable to pay his debts when they become due or by having the amount of his liabilities exceed the amount of his assets; or Borrower voluntarily files a petition in bankruptcy or petition for an arrangement under any provisions of the Bankruptcy Act; or a petition for an arrangement under any of the provisions of the Bankruptcy Act is filed against Borrower, if said petition is not vacated, dismissed, or otherwise terminated within sixty (60) days after the filing thereof.

               (d) A receiver is appointed in bankruptcy for the assets of Borrower or Borrower applies for or consents to the appointment of, or the taking of possession by a receiver, custodian, trustee, or liquidator of all or a substantial part of his property, or Borrower files a petition so that he can take advantage of any law providing for relief of debtors.

               (e) Borrower makes an assignment or consents to an assignment for the benefit of creditors.

        7. Rights of Default.

               (a) Interest shall accrue and be payable upon any amounts payable to Lender hereunder, including, without limitation, upon interest payments, at a rate equal to the prime rate floating, of Bank of America, N.A., as declared from time to time, plus 2-1/2% per annum from the date any payment becomes due or, if applicable, the date of any event of default until the date payment is made, except as otherwise provided herein.

               (b) Upon any event of default as stated above, all principal and interest then accrued on this Note shall become immediately due and payable, and Payee shall have all of its rights and remedies at law and in equity.

               (c) All rights and remedies hereunder shall be cumulative and concurrent and may be pursued singularly, successively, or together, at the sole discretion of Lender, and maybe exercised as often as occasion therefore may arise under the terms of this Note.

        8. Prepayment. Borrower shall have the right to prepay all or any part of the amount owed pursuant to this Note without penalty.

        9. Notices. All notices, consents, waivers, demands, approvals, requests, or other instruments or communications provided for under this Note or by law to be served or given to


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either Borrower or Lender or which either party may desire to give hereunder shall be in writing and deemed delivered if personally delivered, delivered by facsimile transmission, or mailed by registered or certified mail, return receipt requested, by depositing the same in the United States Mail depository for mailing in a sealed envelope with postage prepaid and addressed as follows:

        To Lender:    Knowledge Kids Enterprises, Inc.
                      1400 65th Street
                      Suite 200
                      Emeryville, CA 94608
                      Attention: Chief Financial Officer

               With a copy to:  Stanley E. Maron, Esq.
                                Maron & Sandler
                                844 Moraga Drive
                                Los Angeles, CA 90049

        To Borrower:  James Marggraff
                      At the most recent address
                      provided to the Lender by
                      Borrower

or such other address as the respective parties may from time to time designate in writing to the other. All such notices, demands, consents, waivers, approvals, or requests of other instruments shall be deemed to have been served two days after the date that they are postmarked or upon the date they are delivered in the event they are personally delivered or delivered by facsimile transmission.

        10. Waivers. No failure on the part of Lender to exercise, nor delay in exercising, any right, remedy, power, or privilege under this Note shall operate as a waiver thereof, nor shall a single or partial exercise thereof, preclude any further exercise of such right, remedy, power, or privilege or any other right, remedy, power, or privilege. Waiver by Lender of any default hereunder shall not be deemed, nor shall the same constitute, a waiver of any subsequent default on the part of Borrower of the same or a different nature.

        11. Waiver of Presentment. Borrower hereby expressly waives presentment, demand for payment, notice of dishonor, protest, notice of nonpayment or protest, and diligence in the collection of the sums due hereunder.

        12. Captions. All captions contained in this Note are for convenient reference only and shall not be considered in any way in connection with the interpretation or enforcement of any provision hereof.

        13. Governing Law. This Note shall be governed by and construed and enforced in accordance with the laws of the State of California. The parties hereto further consent to service of process by certified mail directed to the addresses set forth above.


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        14. Successors in Interest. This Note shall be binding upon and inure to the benefit of the Borrower and Lender and their respective successors and assigns provided that Borrower's obligations hereunder are not transferable.

        15. Severability. In the event any one or more of the provisions contained in this Note or any application thereof shall be invalid, illegal, or enforceable in any respect, the validity, legality, and enforceability of the remaining provisions contained herein and the application thereof shall not in any way be affected or impaired thereby.

        16. Usury Law. It is the intention of the parties to conform strictly to applicable usury laws from time to time in force, and all agreements between Borrower and Lender, whether now existing or hereafter arising and whether oral or written, are hereby expressly limited so that in no contingency or event whatsoever, whether by acceleration of maturity hereof or otherwise, shall the amount paid or agreed to be paid to Lender or the holder hereof, or collected by Lender or such holder, for the use, forbearance or detention of the money to be lent hereunder or otherwise, or for the payment or performance of any covenant or obligation contained herein or in any other document evidencing, securing, or pertaining to the indebtedness evidenced hereby, exceed the maximum amount permissible under applicable usury laws. If under any circumstances whatsoever fulfillment of any provision hereof at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity; and if under any circumstances Lender or other holder-hereof shall ever receive an amount deemed interest, by applicable law, which would exceed the highest lawful rate, such amount that would be excessive interest under applicable usury laws shall be applied to the reduction of the principal amount owing hereunder and not to the payment of interest, or if such excessive interest exceeds the unpaid principal amount, the excess shall be deemed to have been a payment made by mistake and shall be refunded to Borrower or to any other person making such payment on Borrower's behalf. The terms and provisions of this paragraph shall control and supersede every other provision of all agreements between Lender and Borrower and any endorser or guarantor of this Note.

        17. Attorneys' Fees. In the event this Note is turned over to an attorney at law for collection after default, in addition to the principal and accrued interest, Lender shall be entitled to collect all costs of collection, including but not limited to reasonable attorneys' fees, incurred in connection with any of Lender's collection efforts, whether or not suit on this Note is filed, and all such costs and expenses shall be payable on demand.

                                        Borrower:

                                        /s/ James Marggraff
                                        ----------------------------------
                                        James Marggraff



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